UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2007

INVITROGEN CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-25317	33-0373077
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Faraday Avenue, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (760) 603-7200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1—Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

2007 Equity Grant to Chief Executive Officer.

On February 28, 2007, the Board of Directors approved a grant of 400,000 performance shares to the Chief Executive Officer. The performance share grant, which was effective March 1, 2007, was described in the Registrant’s Current Report on Form 8-K filed March 2, 2007. On July 26, 2007, the Board of Directors approved revisions to the Notice of Grant and the Performance Share Agreement to clarify: (i) the potential vesting of the Performance Share Units in the event that the Chief Executive Officer is terminated without cause after a Trigger Date, but before the 19 Business Days following such Trigger Date; (ii) the determination of the proper number of Performance Share Units in the event that the Company declares a dividend for which the record date is after a Trigger Date but before the 19 Business Days following the Trigger Date; and (iii) that upon vesting of any shares, the Company shall, upon the CEO’s request, withhold shares to cover the CEO’s tax liability attributable to such vesting and delivery of shares. The revised Notice of Grant and Performance Share Agreement are attached as Exhibits 10.1 and 10.2, respectively.

Section 5—Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a) Not applicable.

(b) Effective August 1, 2007, John D. Thompson has retired as Senior Vice President, Corporate Development. He remains a part-time employee of the Registrant, fulfilling the role of Vice President, Business Strategy Special Projects.

(c) Not applicable.

(d) Not applicable.

(e) Not applicable.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

10.1	Notice of Grant
10.2	Performance Share Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invitrogen Corporation
(Registrant)

Date: August 1, 2007	/s/ John A. Cottingham
John A. Cottingham
Sr. Vice President, General Counsel and Secretary

EXHIBITS

10.1	Notice of Grant
10.2	Performance Share Agreement